UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2025

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	001-38787	83-1895370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, 18th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(857) 327-8778

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2025, Cyclerion Therapeutics, Inc. (the “Company”) and Guggenheim Securities, LLC (“Guggenheim Securities”) entered into a Sales Agreement (the “Sales Agreement”), pursuant to which the Company may offer and sell shares of common stock, no par value per share (the “Shares”), having an aggregate offering price of up to $20,000,000 from time to time through or to Guggenheim Securities, acting as the Company’s agent, subject to the application of General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”) pertaining to primary offerings by certain registrants, including the Company.

Subject to the terms and conditions of the Sales Agreement, Guggenheim Securities will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has provided Guggenheim Securities with customary indemnification rights, and Guggenheim Securities will be entitled to a commission of 3.0% of the gross proceeds of the Shares sold under the Sales Agreement.

Sales of the Shares will be made pursuant to a previously filed and effective registration statement on Form S-3 (File No. 333-284690). Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Sales of the Shares, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Capital Market or any other trading market for the Company’s common stock. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

Pursuant to Instruction I.B.6, in no event will the Company sell Shares with a value exceeding more than one-third of the Company’s “public float” (the aggregate market value of the Company’s outstanding common stock held by non-affiliates) in any twelve-month period so long as the Company’s public float remains below $75.0 million. The Company has not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the terms of the Sales Agreement does not purport to be a complete statement of the rights and obligations of the parties under the Sales Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ropes & Gray LLP, counsel to the Company, has issued a legal opinion relating to the sale of up to $2,994,080 of Shares pursuant to the Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement by and between Cyclerion Therapeutics, Inc. and Guggenheim Securities, LLC, dated May 7, 2025.

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLERION THERAPEUTICS, INC.

Date: May 7, 2025	By:	/s/ Regina Graul, Ph.D.
	Name:	Regina Graul, Ph.D.
	Title:	President and Chief Executive Officer